Exhibit 10.11

AMENDED AND RESTATED

AGREEMENT

THIS AGREEMENT is executed as of the 21st day of May, 2004, and made effective as of December 1, 2002, by and between HARDEE’S FOOD SYSTEMS, INC., a North Carolina corporation (“HARDEE’S”) and PIERRE FOODS, INC., a North Carolina corporation (the “Company”).

HARDEE’S desires to purchase from the Company and the Company desires to sell to HARDEE’S and any distributors, licensees, franchisees or other persons designated from time to time by HARDEE’S in writing (collectively, all such entities other than HARDEE’S shall hereinafter be referred to as “Distributor”) the products (the “Products”) described in the “Detailed Product Schedule” (the “DPS”), in accordance with the terms and conditions hereof.

In consideration of the mutual promises contained herein the parties hereby agree as follows:

1.                                       Purchase and Sale.  HARDEE’S shall purchase from the Company and the Company shall produce the Products in accordance with its proprietary formula (the “Formula”, attached as Exhibit A to the Amended and Restated Formula Development Agreement of even date) and with HARDEE’S Finished Product Specifications attached to this Agreement and sell to HARDEE’S and Distributor the Products set forth in the DPS, as amended from time to time, in the amounts set forth in the DPS.

2.                                       Distributor And Related Parties.

(a)                                  This Agreement shall not to be construed in any manner to be binding upon any Distributor of HARDEE’S or upon any affiliate, parent or subsidiary corporation of HARDEE’S or any individual signing on behalf of HARDEE’S.

(b)                                 It is expressly agreed and acknowledged that Vendor has entered into a certain Amended and Restated Agreement of even date effective as of February 4, 2004,  with Carl Karcher Enterprises, Inc. (“CKE”), which agreement, and any amendments and attachments thereto (the “CKE Agreement), grant to CKE the right to purchase products similar to the Products in accordance with the terms and conditions therein.  Notwithstanding anything herein to the contrary, HARDEE’S acknowledges that the rights, privileges, and options of CKE under the CKE Agreement, and the terms thereof, shall not be deemed a violation of this Agreement, the Amended and Restated Formula Development Agreement, or any agreements delivered therewith.

(c)                                  The parties hereto acknowledge that HARDEE’S designation of a Distributor shall not constitute a representation by HARDEE’S regarding such Distributor’s ability to pay, and that the Company shall look solely to the entity submitting a purchase order

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hereunder for payment.  The Company reserves the right to decline to provide goods and/or services to any Distributor it reasonably determines is not credit worthy.

3.                                       Volume Commitment.

(a)                                  During each Contract Year (as defined below), HARDEE’S and/or its Distributor, and CKE and/or CKE’s Distributor (as defined in CKE Agreement) will together purchase in the aggregate from the Company and the Company will sell HARDEE’S and CKE and/or their respective Distributors, *** of the annual aggregate pound usage of the Products (as defined in this Agreement and in the CKE Agreement) by HARDEE’S, CKE, and their respective Distributors up to an aggregate total of *** pounds of total product per Contract Year (the “Volume Requirements”).  Provided, if Company acquires (by buying or building) an additional plant at a location satisfactory to CKE which provides additional production capacity which is capable, in the reasonable determination of HARDEE’S and CKE, of supplying all of their aggregate pound usage of the Products, then the foregoing limitation of *** pounds shall be disregarded.  Notwithstanding the foregoing, however, the Volume Requirement shall be pro-rated for any Contract Year consisting of less than 12 months (i.e. if the final Contract Year consists of 10 months then the Volume Requirement for that Contract Year shall be 10/12ths of the original Volume Requirement).

It is expressly understood that non-compliance with the Volume Requirement will be deemed a material breach of this Agreement even if the Purchase Threshold is met under the Formula Development Agreement executed herewith.

(b)                                 The Volume Requirement of the Products from the Company will be reasonably allocated over the 12 month period of each Contract Year, (or over the actual number of calendar months in a Contract Year, if less than 12), to the extent demand on HARDEE’S Product permits such allocation.

(c)                                  At all times during the term of this Agreement and at no additional cost to Hardee’s, the Company will maintain a safety stock volume of up to six (6) weeks of Product based on trailing six month period average for system wide availability in the Company’s Ohio storage facilities.  Hardee’s reserves the right to arrange all freight carriers and to pick up Product at Company’s manufacturing facility and cold storage warehouses.  Addresses for the storage facilities are as follows:

Interstate Warehouse 110 Distribution Drive Hamilton, Ohio 45011 Attn: Paul Hanna 513-814-6500	Pierre Foods, Inc. 9990 Princeton Road Cincinnati, Ohio 45246 Attn: Bill Kolb 800-543-1604	Cincinnati Freezer 2881 E. Sharon Road Cincinnati, Ohio 45241 Attn: Don Lucas 513-771-3573

(d)                                 The Company acknowledges that the annual anticipated purchase  volumes set forth in the DPS are estimates only, and are subject to adjustment based on actual historical data, promotional forecasts and other information furnished to the Company from time

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to time.  HARDEE’S will provide the Company with a quarterly forecast at least thirty (30) days prior to the start of each calendar quarter.  Said forecast is an estimate only.

(e)                                  In the event the Company cannot deliver the Products in the amounts and on the dates required by HARDEE’S, HARDEE’S may obtain the Products from alternate suppliers and test alternate products.  Such alternative sources will count towards the Volume Requirement as if purchased from the Company.

(f)                                    The Company acknowledges and agrees that it is a non-exclusive supplier of the Products to HARDEE’S and Distributor.

4.                                       Pricing and Payment.

(a)                                  Prices paid by HARDEE’S will be fixed for all pick-ups and deliveries on a weekly basis, or upon election by HARDEE’S a monthly basis.  Prices are effective at time of shipment date.  The fixed costs components of Total Labor Cost, Total Packaging Costs, Total Overhead Cost, and Profit and Corporate Overhead Cost in the prices paid by HARDEE’S will be fixed as shown on Exhibit I through April 30, 2004, and thereafter as set forth on Exhibit I-A for all purchases through the remainder of the Term.

(b)                                 Formula Pricing.  Pricing will be calculated in accordance with Exhibits I, I-A, and II, which are incorporated herein by this reference.  The reference document for raw material pricing will be given to the Company by HARDEE’S on a weekly basis, pursuant to HARDEE’S agreement with its raw material supplier designated from time to time by it (currently ***).  The raw material pricing shall be on a delivered basis and the Company agrees to accept the freight cost set forth in HARDEE’S agreement with such raw material supplier for all raw materials being delivered by such supplier to the Company.  The cost basis for Domestic Angus 85%, 80%, 50%, 73%, 65% and all Angus chucks shall be determined pursuant to HARDEE’S Agreement with HARDEE’S raw material supplier.  To the extent HARDEE’S approves imported or other, alternative Angus trim, then the cost basis for the Angus trim or any applicable Angus trim components shall be provided by HARDEE’S and/or by an authorized agent of HARDEE’S.  If HARDEE’S chooses to use least cost formulation, pricing will be adjusted for raw materials and any effect on yields.

(c)                                  Payment Terms.  Unless specifically provided otherwise all payments required herein to be made by Distributor to the Company shall be net 7 calendar days from the date of invoice.

(d)                                 Vendor Return.  The Company is responsible for the return of rejected products due to non-compliance to specifications from HARDEE’S restaurants.  A handling fee in the amount of 11% of the product cost will be charged to the Company ($10 minimum, $300 maximum).  Any Company approved disposal costs incurred by HARDEE’S will be billed to the Company at cost.

(e)                                  Freight Rate.  All Domestic freight rates as noted in the DPS are guaranteed through September 30, 2004 and reviewed thereafter, every six (6) months based

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upon a mutually agreed-upon carrier price quotation for the subsequent six-month period.  Agreement must be made within ten (10) days or end of each six-month period.  If Distributor elects to have product (s) delivered to the requested facility, freight will be handled FOB Destination and freight will be added to the price of each product.  Should Distributor pick up product(s) at the Company’s facility, product(s) will be purchased FOB Origin as noted on the DPS’s.

(f)                                    Books and Records.

(i)                                     Invoice Discrepancies.  HARDEE’S will monitor the Company’s invoices and, in the event of continual pricing/invoicing errors, HARDEE’S may assess an administrative charge on all incorrect invoices following notice.

(ii)                                  Maintenance of Books and Records.  During the Term and for a period of at least two (2) years thereafter, the Company shall maintain such books and records (collectively, “Records”) as are necessary to substantiate that all invoices and other charges submitted to HARDEE’S for payment hereunder were valid and proper.  All Records shall be maintained in accordance with generally accepted accounting principles consistently applied.  HARDEE’S and/or its representatives shall have the right at any time during normal business hours, upon twenty-four (24) hours’ notice, to examine said Records.  The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.

5.                                       Delivery.

(a)                                  The Products purchased hereunder shall be delivered on a timely basis to the locations designated by HARDEE’S or Distributor in the DPS, as amended from time to time by HARDEE’S.

(b)                                 In the event the Company cannot fulfill any order within the delivery dates designated by HARDEE’S or Distributor (as applicable), HARDEE’S will invoice the Company for and the Company shall pay HARDEE’S for all additional costs, other than loss of sale costs, associated with the out of stock or late delivery.

(c)                                  The Company is responsible for reasonable on-time delivery of orders to HARDEE’S and Distributor.  In case of late delivery by the Company or its carriers in excess of 10% of all deliveries during the preceding quarter, HARDEE’S will assess a charge of $26/hour for administrative and receiving labor on all late deliveries.

6.                                       Individual Order Termination.  HARDEE’S and/or Distributor may at any time by written notice terminate any individual order in whole or in part if the Company (i) fails to comply with any of the applicable terms and conditions of the order; (ii) fails to perform within the time specified (or if no time is specified, within a reasonable time); (iii) delivers any item that is not as specified; or (iv) so fails to make progress as to endanger performance of the order in accordance with its terms.  If individual orders are terminated in whole or in part because of the Company’s failure to deliver acceptable products in accordance with the requirements and terms

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hereof, a mutually agreed upon arrangement would be made by both parties to ensure continued supply of order at no additional cost to HARDEE’S or Distributor, as applicable.

7.                                       Quality Control/Micro Testing.  The Company will establish and maintain a product safety plan (“Safety Program”) and a products quality program (“Quality Control Program”).  Copies of the Quality Control Program and Safety Program will be submitted to HARDEE’S Quality Assurance Department for approval.  The Safety Program will include, without limitation, safety controls, monitoring, corrective action and verification steps to insure that potential risks are controlled.  The Quality Control Program will include the necessary controls to assure that all products shipped to HARDEE’S Distribution Center or directly to restaurants, meet the current finished product specifications, including a hold for release microbiological program to insure that all microbiological test results meet standards prior to its release.  HARDEE’S agrees to accept the Company’s pathogen results for product from the Company plant’s test and hold program.  Auditing forms, lab reports and other verification data will be maintained by the Company and made available to HARDEE’S upon request.  HARDEE’S may monitor the Company’s production and/or inspect the Company’s facilities at any reasonable time during the Company’s operating hours.  The Company will submit a manifest of code dates with the corresponding number of cases on all products shipped to HARDEE’S.  The Company shall reimburse HARDEE’S for all reasonable costs associated with the Company’s failure to deliver acceptable product in accordance with the product specifications.  In such event, or pursuant to the Company’s request to transfer production to an unapproved plant, the Company shall reimburse HARDEE’S for all reasonable costs associated with approving an alternate or secondary plant or location, unless approval of the alternate or secondary plant or location is initiated solely by HARDEE’S for the sole purpose of providing a lesser cost.  Any deviation from HARDEE’S approved specifications, including formulation and packaging changes, will require prior approval from HARDEE’S quality assurance department.  On a monthly basis the Company shall complete and submit to the HARDEE’S quality assurance department specification summary reports.  The Company shall submit biannually to HARDEE’S quality assurance department an independent food safety and GMP systems audit from a HARDEE’S approved third party auditor.  Based on HARDEE’S product compliance testing program, the Company’s products will be sampled from approved distribution centers or from individual restaurants by an independent auditor or by HARDEE’S personnel for required analysis at supplier’s expense.  Provided, the cost assessed to the Company with respect to the two foregoing sentences shall not exceed $30,000 in the aggregate for such expenses arising out of this Section 7 and Section 7 in the CKE Agreement.  When and if quality problems occur, the Company shall implement a temperature tracking and recording program for temperature sensitive products that are delivered with a radius greater than two (2) hours or one hundred (100) miles from the nearest distribution center.

8.                                       Complete Agreement.

(a)                                  The following attachments (the “Attachments”) are incorporated herein by this reference and are part of this Agreement and a breach of any terms thereunder shall constitute a breach hereunder: (i) HARDEE’S Distribution Addendum, (ii) HARDEE’S Items #9561 and #9598 Formula Pricing Exhibits I and I-A, (iii) *** Angus Formula Pricing for Pierre Foods Exhibit II, (iv) Excess Safety Stock Storage Cost Exhibit III, (v) Detailed Product

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Schedule (DPS), (vi) HARDEE’S Quality Assurance Department Finished Product Specification including QA approved label, Mold Plate Data Sheet, Visual Standards, and HARDEE’S Label/Case Printing Requirements, (vii) HARDEE’S Microbiological Testing Program, (viii) Amended and Restated Formula Development Agreement, and (ix) Amended and Restated Confidentiality Agreement.  By execution of this Agreement, the Company and HARDEE’S acknowledge receipt and acceptance of all Attachments.

(b)                                 This Agreement together with all Attachments hereto, shall constitute the complete agreement between HARDEE’S and the Company and shall supersede all prior or contemporaneous proposals, representations, understandings, and other communications between the parties concerning the matters addressed in this Agreement and the Attachments, whether oral or written, unless specifically incorporated herein by reference.

(c)                                  The issuance of information, advice, approvals, or instructions by a party’s technical personnel or other representatives shall be deemed expressions of personal opinions only and shall be of no force or effect and shall not affect such party’s rights and obligations hereunder, unless the same is in writing and signed by an authorized officer of such party and delivered to the other party.

9.                                       Term and Renewal.

(a)                                  The term of this Agreement shall commence as of December 1, 2002 and unless sooner terminated in accordance with the provisions hereof, shall expire at 12:00 midnight Eastern time on November 30, 2006 (the “Term”).

(b)                                 HARDEE’S and the Company agree that prior to six (6) months before expiration of the Term, the parties shall negotiate in good faith for a one (1) year renewal (the “Renewal Term”) of this Agreement; provided, in the event the parties are unable to mutually agree upon the terms and conditions for the Renewal Term at least one hundred and fifty (150) calendar days prior to the expiration of this Agreement, this Agreement shall expire as of the original Term, unless terminated earlier.  For the purposes of this Agreement, the term “Term” shall be deemed to include any Renewal Term.

(c)                                  Every consecutive twelve (12) calendar month period commencing on February 1 during the Term shall be referred to as a “Contract Year” with the final period beginning on February 1 and ending on November 30 (whether or not the Renewal Term is included pursuant to Section 9(b)) also being considered a Contract Year except that the Volume Requirement shall be adjusted pursuant to Section 3(a) above.

10.                                 Termination of Agreement.

(a)                                  Either party may terminate this Agreement at any time, effective upon the other party’s receipt of termination notice, without prejudice to any other legal rights to which the terminating party may be entitled, upon the occurrence of any one of the following:

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(i)                                     Upon ten (10) days written notice to the breaching party describing with detailed specificity a material breach of this Agreement that is not cured to the non-breaching party’s satisfaction within such ten (10) days period.

(ii) upon a default by a party in the payment of any monetary obligation payable to the other hereunder and such default continues for ten (10) days after the payee party gives the payor party written notice of such non-payment.

(iii)                               If any of the representations or warranties made by the other party in this Agreement or any of the Attachments shall prove to be untrue or inaccurate in any material respect.

(iv)                              The other party (i) ceases to conduct its operations in the normal course of business; (ii) is unable to meet its obligations as they mature; (iii) makes an assignment for the benefit of creditors, or has proceedings in bankruptcy or insolvency brought against it; or (iv) applies for or suffers the appointment of a receiver.

(v)                                 A party provides a sixty (60) days written notice to the other party, in the event HARDEE’S makes significant specification changes to, or deletes from the menu of its HARDEE’S restaurants all of the items listed in the DPS.  In the event of significant specification changes, HARDEE’S will allow the Company a reasonable opportunity to become an approved supplier of the newly defined item(s) upon mutually agreeable terms.  Significant specification changes do not include size, shape, weight (provided no raw cost increase without mutual pricing adjustment), minor formulation or minor production procedure changes; provided, such change does not require the Company to incur material re-tooling or line/machine set up costs.

(b)                                 If, within a reasonable time after having received a written notice describing with specificity the failure to comply with product specifications, the Company continues to fail to comply with product specifications, HARDEE’S may terminate this Agreement by providing the Company thirty (30) days written notice.  Following such notice of termination, HARDEE’S may return goods in inventory which fail to comply with product specifications for full reimbursement, due and payable by the Company within seven (7) days of the date of such return.

(c)                                  Termination of this Agreement for any reason provided herein shall not relieve either party from its obligation to perform up to the effective date of termination or to perform such obligations that may survive termination.

(d)                                 Promptly following the date of termination, the Company will return to HARDEE’S and HARDEE’S will purchase at cost any unused packaging and labeling supplies and raw materials on hand, and all finished products on hand complying with the specification; provided, the Company shall not be required to return and HARDEE’S shall not be responsible for purchasing more than sixty (60) days worth of raw materials (including packaging) and finished products, as determined by the forecast submitted by HARDEE’S, unless specifically directed by HARDEE’S in writing to increase inventory levels.  The purchased raw materials

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and unused packaging and labeling supplies shall be at the Company’s cost and the purchased finished products shall be at the price set forth herein, all with payment within seven (7) days after return.

11.                                 Modification.  This Agreement may be modified only by a written agreement signed by both parties.  This Agreement amends, restates and supercedes that certain Agreement pertaining to the subject matter hereof executed by the parties on December 1, 2002.

12.                                 Indemnification.

(a)                                  The Company shall indemnify, defend and hold harmless HARDEE’S, and its parent, affiliates, subsidiaries and all of their respective officers, directors, employees, agents, representatives and stockholders, and any designee or customer of HARDEE’S from and against any and all losses, claims, actions, damages, expenses or liabilities, including, without limitation defense costs and attorneys’ fees, resulting from, arising out of or connected with any or all claims arising from (i) the use of the products supplied by the Company and/or services provided hereunder, including, but not limited to, any claim for death or personal injury or damage or loss of property which shall have been caused directly or indirectly in whole or in part, by any negligence or misconduct on the part of the Company, its shareholders directors, officers, employees, contractors or agents, any defect in the materials or workmanship used to manufacture the products, or any claim under a theory of strict liability, or (ii) the breach by the Company of any representation, warranty, covenant or obligation of the Company hereunder.

(b)                                 HARDEE’S shall indemnify, defend and hold harmless the Company and its parent, affiliates, subsidiaries and all of their respective officers, directors, employees, agents, representatives and stockholders from and against any and all losses, claims, actions, damages, expenses or liabilities, including, without limitation defense costs and attorneys’ fees, resulting from, arising out of or connected with any or all claims arising directly or indirectly from the negligence of HARDEE’S, or its employees, agents, other than the Company, including by reason of improper storage or handling by HARDEE’S agents, warehousemen, and common carriers of products delivered by the Company in a non-defective condition.  HARDEE’S will indemnify the Company from any loss, expense or liability resulting from recalling the Company’s product without proven cause and joint discussion with the Company.

(c)                                  In the event any third party asserts any claim with respect to any matter as to which any guarantee or indemnity in this Agreement (or given pursuant to this Agreement) relate, the party against whom the claim is asserted (the “Indemnified Party”) shall give prompt notice written to the other party (the “Indemnifying Party”), and the Indemnifying Party shall have the right at its election to take over the defense or settlement of the third party claim at its own expense by giving prompt notice to the Indemnified Party.  If the Indemnifying Party does not give such notice and does not proceed diligently so to defend the third party claim within 30 days after receipt of the notice of the third party claim, the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make to those claims and shall reimburse the Indemnified Party for its expenses related to the defense or settlement of the third party claim.  Nothing in this Agreement shall be construed to hold the Company liable for any losses, claims, damages, expenses or liabilities including, without limitation, defense costs and

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attorneys’ fees, to the extent such loss, claim, damage, expense or liability directly results from or arises out of HARDEE’S or Distributor’s misconduct or negligence.

13.                                 Insurance.  The Company shall furnish to HARDEE’S a current certificate of insurance, which shall include a thirty (30) day written notice of cancellation to HARDEE’S evidencing the Company has automobile, comprehensive general liability, products liability and workers’ compensation insurance or an equivalent.  With the exception of workers’ compensation, all policies shall include HARDEE’S, its parent, affiliates, subsidiaries and franchisees as additional insureds and shall include a contractual liability endorsement to cover the Company’s indemnification obligations hereunder.  Such policies shall state that coverage as it pertains to HARDEE’S shall be primary regardless of any other coverage which may be available to HARDEE’S and shall be an occurrence rather than a claims made basis.

(a)                                  Comprehensive automobile liability, including owned and non-owned autos; Bodily injury, and property damage:  $3,000,000 per occurrence (aggregate primary and umbrella coverage).

(b)                                 Comprehensive general liability, with broad form property damage, completed operations, personal injury, independent contractors and contractual liability:  $3,000,000 per occurrence (aggregate primary and umbrella coverage).

(c)                                  Workers’ Compensation: at Statutory limits with employers’ liability:  $1,000,000 per occurrence.

(d)                                 The Company must provide to HARDEE’S the Workers’ Compensation policy number prior to commencing any work for HARDEE’S.  It is the responsibility of the Company to notify HARDEE’S of any changes and/or renewals to the Workers’ Compensation policy number.  The Company shall require all subcontractors to maintain the required insurance.  No work hereunder shall commence until above insurance is obtained, a certificate is provided to HARDEE’S and HARDEE’S has approved the certificate in writing.

(e)                                  Products Liability Insurance:  $3,000,000 per occurrence (aggregate primary and umbrella coverage).

14.                                 Assignment.  No assignment or subcontract hereof shall be made by either party without the prior written consent of the other party, and no delegation of any obligation or of the performance of any obligation by the Company shall be made without the prior written consent of HARDEE’S.  Any attempted assignment or delegation shall be void and ineffective for all purposes unless made in conformity with this paragraph.  The terms shall inure to the benefit of, and be binding on, the successors and assigns of the parties.

15.                                 Captions.  Captions and titles of paragraphs contained herein are for convenience only, and shall not be construed to limit, expand or otherwise change the meaning of any provision hereof.

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16.                                 Force Majeure.  Either party is excused from performance hereunder if such non-performance results from any acts of God, war, riots, acts of governmental authorities, or any other cause outside the reasonable control of the non-performing party.  Both parties shall use their best efforts to terminate or cause the expiration of any Force Majeure as soon as practical following its occurrence.  If the Company cannot deliver the Products in the amounts and on the dates required by CKE during such Force Majeure event, then CKE may obtain the Products from the alternate vendors (“FDA Vendors”) set forth in Section 7 of the Amended and Restated Formula Development Agreement between the parties as of even date herewith.  If such FDA Vendors are unable to deliver the Products in the amounts and on the dates required by CKE during such Force Majeure event, then CKE may obtain Products from and Company shall license and work with alternate suppliers and test alternate products.  CKE’s purchases from the FDA Vendors and such alternate sources during the Force Majeure event will count towards the Volume Requirement as if purchased from the Company.

17.                                 Governing Law.  This contract and all Purchase Orders that may be issued hereunder shall be construed in accordance with, and governed by, the laws of the State of Missouri, including the Uniform Commercial Code, without reference to laws or principles regarding choice of laws.  The parties consent to the exclusive jurisdiction of the state and federal courts of the State of Missouri for the adjudication of matters arising out of this Agreement; and neither party will assert forum non conveniens with respect to such venue.  This Agreement, and all Exhibits, are only valid if and when duly signed by authorized representatives of both parties.  No third party is authorized to amend or waive, on behalf of HARDEE’S, any provision of this Agreement.

18.                                 Laws and Regulations.  The Company shall comply with all applicable laws, ordinances, rules and regulations including federal, state and local authorities and departments relating to or affecting the Company and/or the manufacture, sale or use of the goods or services to be rendered hereunder, including without limitation Title VII of the Civil Rights Act, as amended from time to time, and shall secure and obtain any and all permits, licenses and consents as may be necessary in connection therewith.

19.                                 Patent, Trademark and Copyright Protection.  The Company shall defend and indemnify HARDEE’S, Distributor and their parents, affiliates and subsidiaries, and all of their directors, officers and employees and hold them harmless with respect to all patent, trademark and copyright infringement liability or expenses arising out of the use or sale of the goods covered hereunder, or any part(s) thereof, and after notice appear and defend at its own expense any such suits in law or equity, except such trademarks or copyrights as may be furnished to the Company by HARDEE’S for use in connection with the packaging of products pursuant to this Agreement.  If HARDEE’S is enjoined from use of the goods by reason of infringement of any patent, trademark or copyright furnished by the Company, the Company shall, at HARDEE’S option, either procure for HARDEE’S the right to continue using the goods, replace said goods with non-infringing goods or parts thereof, modify the goods so as to be non-infringing or, if HARDEE’S elects, repurchase the goods at the contract price or terminate the order without further liability to the Company.

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20.                                 Severability and Construction.  Any provision used herein which is held invalid or unenforceable by any authority of competent jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidation or rendering unenforceable the remaining provisions hereof; provided, however, that if such modification would cause this Agreement to fail in its essential purpose or purposes, it shall be deemed terminated by mutual agreement of the parties.  If this Agreement is terminated pursuant to this provision, payment shall be made only to the extent of a party’s performance to and including the date of termination, and any payments which shall have been made and which are applicable to future time periods shall be refunded pro rata to the effective date of termination.  The language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party.

21.                                 Substitutions.  No substitution of, nor alteration in any goods, component parts thereof, tooling, processes, or manufacturing sites may be made without the prior written, or FAX, consent from HARDEE’S.

22.                                 Survival.  All warranties, representations, covenants and obligations of the parties hereunder shall survive the termination or expiration of this Agreement.

23.                                 Use of Logos and Marks.  The Company shall not use, in any manner whatsoever, any of the logos, trademarks, or service marks owned by HARDEE’S or associated with HARDEE’S restaurant system without the prior written consent of HARDEE’S.  The Company expressly acknowledges HARDEE’S exclusive right, title and interest in and to such logos and marks, and agrees not to represent in any manner that the Company has any ownership in HARDEE’S logos or marks.

24.                                 Warranty and Regulatory Compliance.  The Company warrants that all goods to be delivered hereunder will be of merchantable quality, free from any latent or patent defects, will strictly conform to all of HARDEE’S specifications or samples in all material respects and will be fit and safe for their intended use.  The Company also warrants that the Company shall be in compliance with all applicable laws, regulations, rules and ordinances, and warrants that the goods shall comply with and shall not be misbranded or adulterated under any and all applicable federal, state and local laws, rules, ordinances and regulations (collectively “Laws”), including specifically those Laws governing health and food safety and the production, packaging, storage, distribution and sale of the goods.  The Company also warrants that is has the full and legal authority to enter into and fully perform this Agreement in accordance with its terms and that the execution and delivery of this Agreement has been duly authorized by the Company.

25.                                 Expenses.  Except as otherwise specifically provided in this Agreement, each party shall be responsible for any expenses incurred by such party in carrying out its obligations herein.

26.                                 Independent Contractor.  The parties shall be and act as independent contractors, and under no circumstances shall this Agreement be construed as one of agency, partnership, joint venture or employment between the parties.  Each party acknowledges and

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agrees that it neither has or will give the appearance or impression of having any legal authority to bind or commit the other party in any way.

27.                                 Failure to Object.  The failure of either party to object to or to take affirmative action with respect to any conduct of the other party which is in violation of the terms hereof shall not be construed as a waiver thereof, nor of any future breach or subsequent wrongful conduct.

28.                                 Notices.  All notices, requests and approvals under this Agreement shall be in writing and shall be deemed to have been properly given if and when personally delivered or sent certified mail, postage prepaid, return receipt requested, or twenty-four (24) hours after being sent by standard form of telecommunications, or thirty-six (36) hours after being sent by Federal Express or other overnight courier service providing delivery confirmation, to the address of the party set forth below or at such other address as any of the parties hereto from time to time may have designated by written notice to the other party:

To the Company: Pierre Foods, Inc. 9990 Princeton Road Cincinnati, Ohio 45246 Attention: Robert C. Naylor	To HARDEE’S: Hardee’s Food Systems, Inc. One U.S. Bank Plaza, Suite 2000 St. Louis, Missouri 63101 Attention: Vice President, Purchasing

with a copy to: T. Stewart Gibson, PLLC The Power Plant, Suite 302-B 1701 Sunset Avenue Rocky Mount, North Carolina 27804	with a copy to: Hardee’s Food Systems, Inc. One U.S. Bank Plaza, Suite 2000 St. Louis, Missouri 63101 Attention: General Counsel

29.                                 Miscellaneous.

(a)                                  Each of the individuals executing this Agreement certifies that he or she is duly authorized to do so.

(b)                                 The rights and remedies set forth herein are intended to be cumulative, and the exercise of any one right or remedy by either party shall not preclude or waive its exercise of any other rights or remedies hereunder or pursuant to law or equity.

(c)                                  Should any party commence legal action to interpret or enforce the terms of this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys’ fees and costs, including those incurred at the trial and appellate levels and in any bankruptcy, reorganization, insolvency or other similar proceedings.

Confidential information redacted and
Omitted portions are indicated by [***].	filed separately with the Commission.

This Agreement is not to be legally binding until the Company has sent two (2) signed original copies to HARDEE’S and HARDEE’S has signed and returned its acceptance to the Company.

PIERRE FOODS, INC.		HARDEE’S FOOD SYSTEMS, INC.

By:	/s/ Robert C. Naylor	By:	/s/ John Dunion
	Robert C. Naylor		John Dunion
	Senior Vice President - Sales		Executive Vice President

Confidential information redacted and
Omitted portions are indicated by [***].	filed separately with the Commission.

EXHIBIT I

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Confidential information redacted and
Omitted portions are indicated by [***].	filed separately with the Commission.

EXHIBIT I-A

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Confidential information redacted and
Omitted portions are indicated by [***].	filed separately with the Commission.

EXHIBIT II

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Confidential information redacted and
Omitted portions are indicated by [***].	filed separately with the Commission.